Exhibit (j)

Brandywine Global Investment Management, LLC

1735 Market Street, Suite 1800

Philadelphia, PA 19103

Re:	Consent to Use Report as an Exhibit to the Registration Statement of BrandywineGLOBAL - Small Cap Value Fund

You have requested that we consent to the inclusion of our report dated April 25, 2022 on the financial statements and financial highlights of the Brandywine Investment Trust: Classic Small Cap Value Equity Fund (the “Report”) in the Registration Statement on Form N-1A of the BrandywineGLOBAL - Small Cap Value Fund (the “Registration Statement”).

We hereby consent to the inclusion of our Report in the Registration Statement, and to the inclusion of this consent as an exhibit to the Registration Statement in compliance with Item 23(j) of Part C of Form N-1A.

Our furnishing this consent is conditioned upon the acknowledgement and agreement by you and BrandywineGLOBAL - Small Cap Value Fund, and by including the Report and this consent as exhibits to the Registration Statement you and BrandywineGLOBAL - Small Cap Value Fund thereby acknowledge and agree, that (i) we are not an independent public accountant for BrandywineGLOBAL - Small Cap Value Fund for purposes of Section 32 of the Investment Company Act of 1940, as amended, or for any other purpose; (ii) we are not required to, and have not, undertaken any review, examination or audit of any of the financial information of BrandywineGLOBAL - Small Cap Value Fund contained in the Registration Statement; (iii) this consent shall not be construed as expressing any opinion on any of the financial information of BrandywineGLOBAL - Small Cap Value Fund contained in the Registration Statement; and (iv) this consent is strictly and solely limited to the inclusion of the Report as an exhibit to the Registration Statement and to satisfy the requirement of providing a “related consent” under Item 23(j) of Part C of Form N-1A, and may not and shall not be used for any other purpose by any person.

/s/ Kreischer Miller

Horsham, Pennsylvania August 24, 2022

100 Witmer Road, Suite 350, Horsham, PA 19044-2369 | 215-441-4600 | fax: 215-672-8224 | www.kmco.com